Exhibit 99.5
Holders of Record, holding 5% or more of the outstanding balance for J.P. Morgan Chase Commercial
Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2004-LN2 as reflected in the security position listing as of December 31, 2004 provided by DTC.

Class
Name and Address of Holder
Amount Held
% Class

A-1
JP Morgan Chase Bank NA
82,635,000
37%
14201 Dallas Parkway
Dallas
Mellon Trust of New England, National Association
18,850,000
8%
525 William Penn Place, Suite 3418
Pittsburgh, PA 15259
SSB&T Co.
16,640,000
7%
1776 Heritage Dr.
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

Fifth Third Bank
18,448,000
8%
38 Fountain Square Plaza
Mail Drop 1090F1
Cincinnati, OH 45263

The Bank of New York
25,245,000
11%
One Wall Street
New York, NY 10286

CS First Boston
33,680,000
15%
c/o ADP Proxy Services
51 Mercedes Way
Edgewood, NY 11717

ML SFKPG
15,000,000
6%
4 Corporate Place
Piscataway, NJ 08854

A-2
The Bank of New York
130,673,000
30%
One Wall Street
New York, NY 10286

BNY/WACHOV
47,000,000
10%
1 Wall Street
5 th Floor
New York, NY 10286

JP Morgan Chase Bank NA
140,165,000
32%
14201 Dallas Parkway
Dallas, TX 75254
ML SFKPG
45,035,000
10%
4 Corporate Place
Piscataway, NJ 08854

B
Citibank
18,000,000
60%
3800 Citibank Center B3-15
Tampa, FL 33610

JP Morgan Chase Bank NA
10,589,000
35%
14201 Dallas Parkway
Dallas, TX 75254

C
Citibank
12,459,000
100%
3800 Citibank Center B3-15
Tampa, FL 33610

D
Citibank
9,360,000
40%
3800 Citibank Center B3-15
Tampa, FL 33610

Comerica
1,500,000
6%
411 West Lafayette
Mail Code 3404
Detroit, MI 48226
JP Morgan Chase Bank NA
12,500,000
53%
14201 Dallas Parkway
Dallas, TX 75254